UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

EyePoint Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 926-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

EyePoint Pharmaceuticals, Inc. (the “Company”) currently maintains a de minimis amount of cash, in the single digit millions of U.S. dollars, with Silicon Valley Bank ("SVB"). The vast majority of the Company’s cash and cash equivalents and investments, resides in custodial accounts held by U.S. Bank for which SVB Asset Management is the advisor. As previously disclosed, on March 9, 2022, the Company entered into a loan and security agreement (the "SVB Loan Agreement") among the Company, as borrower, and SVB, as lender, providing for (i) a senior secured term loan facility of $30 million (the “Term Facility”) and (ii) a senior secured revolving credit facility of up to $15.0 million (the “Revolving Facility” and together with the Term Facility, the “Credit Facilities”). The maximum amount available for borrowing at any time under the Revolving Facility is limited to a borrowing base valuation of our eligible accounts receivable. At this time the Company is evaluating future accessibility to the Revolving Facility due to SVB moving into receivership. The Company is currently, and at all times have been, in full compliance with the SVB Loan Agreement, including all financial covenants. The Company reaffirms its estimate that its cash, cash equivalents, available for sale securities and committed loan facilities combined with net cash proceeds from its commercial business will be sufficient to fund its planned capital expenditure requirements, debt service obligations and operating expenses into the second half of 2024.

Forward Looking Statements

Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements regarding the Company’s expected liquidity and cash runway. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with the closure of SVB and the appointment of the Federal Deposit Insurance Corporation as receiver, as well as risks and uncertainties inherent in the Company’s business, including those described in the Company’s other filings with the Securities Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYEPOINT PHARMACEUTICALS, INC.

Date:	March 10, 2023	By:	/s/ George O. Elston
George O. Elston Chief Financial Officer